Exhibit 10.3


ASSET ACQUISITION AGREEMENT

USA TELCOM INTERNATIONALE IRREVOCABLE AGREES TO SELL THE THE FOLLOWING ASSETS TO AMVI 1ST CORPORATION, INC FOR $10,300. THE TOTAL FUNDS SHALL BE BANK WIRED TRANSFERRED ON OR BEFORE 23 MARCH 2004 TO USA TELCOM INTERNATIONALE CITI BANK ACCOUNT, LAS VEGAS, NEVADA.

1.       5,000 SHARES IN A PENDING PUBLIC CORP. FOR           $   100.00

2.       COMPUTER SYSTEM, CPU, MONITOR & PRINTER              $   200.00

3.       $300,000. NOTE RECEIVABLE WITH INTEREST              $10,000.00

         EXTENSION TO 15 DEC 04 AND PRINCIPLE EXTENSION
         TO 31 MARCH 2006.


USA TELCOM INTERNATIONALE                   AMVI 1ST CORPORATION

BY: /s/ Allen E. Jones                      BY: /s/ Allen E. Jones
ALLEN E. JONES, PRES/CEO                    ALLEN E. JONES, PRES/CEO
2620 S. MARYLAND PKW, STE 14                2820 W. CHARLESTON, STE 28
LAS VEGAS, NV 89109                         LAS VEGAS, NV 89102